Exhibit 99.1

Icahn Enterprises L.P. Investor Presentation November 2015

Forward - Looking Statements and Non - GAAP Financial Measures Forward - Looking Statements This presentation contains certain statements that are, or may be deemed to be, “forward - looking statements” within the meaning of Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended . All statements included herein, other than statements that relate solely to historical fact, are “forward - looking statements . ” Such statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events, or any statement that may relate to strategies, plans or objectives for, or potential results of, future operations, financial results, financial condition, business prospects, growth strategy or liquidity, and are based upon management’s current plans and beliefs or current estimates of future results or trends . Forward - looking statements can generally be identified by phrases such as “believes,” “expects,” “potential,” “continues,” “may,” “should,” “seeks,” “predicts,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “could,” “designed,” “should be” and other similar expressions that denote expectations of future or conditional events rather than statements of fact . Our expectations, beliefs and projections are expressed in good faith and we believe that there is a reasonable basis for them . However, there can be no assurance that these expectations, beliefs and projections will result or be achieved . There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward - looking statements contained in this presentation . These risks and uncertainties are described in our Annual Report on Form 10 - K for the year ended December 31 , 2014 and our Quarterly Reports on Form 10 - Q for the quarters ended March 31 , 2015 , June 30 , 2015 and September 30 , 2015 . There may be other factors not presently known to us or which we currently consider to be immaterial that may cause our actual results to differ materially from the forward - looking statements . All forward - looking statements attributable to us or persons acting on our behalf apply only as of the date of this presentation and are expressly qualified in their entirety by the cautionary statements included in this presentation . Except to the extent required by law, we undertake no obligation to update or revise forward - looking statements to reflect events or circumstances after the date such statements are made or to reflect the occurrence of unanticipated events . Non - GAAP Financial Measures This presentation contains certain non - GAAP financial measures, including EBITDA, Adjusted EBITDA, Indicative Net Asset Value and Adjusted Net Income . The non - GAAP financial measures contained herein have limitations as analytical tools and should not be considered in isolation or in lieu of an analysis of our results as reported under U . S . GAAP . These non - GAAP measures should be evaluated only on a supplementary basis in connection with our U . S . GAAP results, including those reported in our consolidated financial statements and the related notes thereto contained in our Annual Report on Form 10 - K for the year ended December 31 , 2014 and our Quarterly Report on Form 10 - Q for the quarter ended September 30 , 2015 .

Investment Highlights

- Mr. Icahn believes that the current environment continues to be conducive to activism
  - Several factors are responsible for this:
    1) low interest rates, which make acquisitions much less costly and therefore much more attractive,
    2) abundance of cash rich companies that would benefit from making synergistic acquisitions, and
    3) the current awareness by many institutional investors that the prevalence of mediocre top management and non-caring boards at many of America's companies must be dealt with if we are ever going to end high unemployment and be able to compete in world markets
  - **But an activist catalyst is often needed to make an acquisition happen**
  - We, at IEP, have spent years engaging in the activist model and believe it is the catalyst needed to drive highly accretive M&A and consolidation activity
  - As a corollary, low interest rates will greatly increase the ability of the companies IEP controls to make judicious, friendly or not so friendly, acquisitions using our activist expertise
- Proven track record of delivering superior returns
  - **IEP total stock return of *1,104%*[1] since January 1, 2000**
    - S&P 500, Dow Jones Industrial and Russell 2000 indices returns of approximately 77%, 106% and 168% respectively over the same period
  - **Icahn Investment Funds performance since inception in November 2004**
    - Total return of approximately 221%[2] and compounded average annual return of approximately 11%[2]
    - Returns of 33.3%, 15.2%, 34.5%, 20.2%[3], 30.8%, (7.4%) and (2.8%) in 2009, 2010, 2011, 2012, 2013, 2014 and 2015[4] respectively
- Recent Financial Results
  - Adjusted Net Loss attributable to Icahn Enterprises of $66 million[5] for the nine months ended September 30, 2015
  - Indicative Net Asset Value of approximately $7.1 billion as of September 30, 2015
  - Adjusted EBITDA attributable to Icahn Enterprises of approximately $0.9 billion for the last twelve months ended September 30, 2015
- $6.00 annual distribution (9.0% yield as of September 30, 2015)

(1) Source: Bloomberg. Includes reinvestment of distributions. Based on the share price as of September 30, 2015.
(2) Returns calculated as of September 30, 2015.
(3) Return assumes that IEP's holdings in CVR Energy remained in the Investment Funds for the entire period. IEP obtained a majority stake in CVR Energy in May 2012. Investment Funds returns were approximately 6.6% when excluding returns on CVR Energy after it became a consolidated entity.
(4) For the first nine months of 2015
(5) See slide 41 for the adjusted net income calculation

3

The Icahn Strategy

Across all of our businesses, our success is based on a simple formula: we seek to find undervalued companies in the Graham & Dodd tradition, a methodology for valuing stocks that primarily looks for deeply depressed prices. However, while the typical Graham & Dodd value investor purchases undervalued securities and waits for results, we often become actively involved in the companies we target. That activity may involve a broad range of approaches, from influencing the management of a target to take steps to improve shareholder value, to acquiring a controlling interest or outright ownership of the target company in order to implement changes that we believe are required to improve its business, and then operating and expanding that business. This activism has brought about very strong returns over the years.

Today, we are a diversified holding company owning subsidiaries engaged in the following operating businesses: Investment, Automotive, Energy, Metals, Railcar, Gaming, Food Packaging, Real Estate, Mining and Home Fashion. Through our Investment segment, as of September 30, 2015, we have significant positions in various investments, which include Apple Inc. (AAPL), Cheniere Energy, Inc. (LNG), Chesapeake Energy (CHK), Freeport-McMoRan Inc. (FCX), Gannett Co., Inc. (GCI), Herbalife Ltd. (HLF), Hertz Global Holdings, Inc. (HTZ), Hologic Inc. (HOLX), Nuance Communications, Inc. (NUAN), Navistar International Corp. (NAV), PayPal Holdings, Inc. (PYPL), Tegna Inc. (TGNA), Transocean Ltd. (RIG), Mentor Graphics Corporation (MENT), Manitowoc Company Inc. (MTW) and Seventy Seven Energy Inc. (SSE).

Several of our operating businesses started out as investment positions in debt or equity securities, held either directly by our Investment segment or Mr. Icahn. Those positions ultimately resulted in control or complete ownership of the target company. In 2012, we acquired a controlling interest in CVR Energy, Inc. ("CVR") which started out as a position in our Investment segment and is now an operating subsidiary that comprises our Energy segment. As of September 30, 2015, based on the closing sale price of CVR stock and distributions since we acquired control, we had a gain of approximately $2.3 billion on our purchase of CVR. The acquisition of CVR, like our other operating subsidiaries, reflects our opportunistic approach to value creation, through which returns may be obtained by, among other things, promoting change through minority positions at targeted companies in our Investment segment or by acquiring control of those target companies that we believe we could run more profitably ourselves.

In 2000, we began to expand our business beyond our traditional real estate activities, and to fully embrace our activist strategy. On January 1, 2000, the closing sale price of our depositary units was $7.625 per depositary unit. On September 30, 2015, our depositary units closed at $67.02 per depositary unit, representing an increase of approximately 1,104% since January 1, 2000 (including reinvestment of distributions into additional depositary units and taking into account in-kind distributions of depositary units). Comparatively, the S&P 500, Dow Jones Industrial and Russell 2000 indices increased approximately 77%, 106% and 168%, respectively, over the same period (including reinvestment of distributions into those indices).

During the next several years, we see a favorable opportunity to follow an activist strategy that centers on the purchase of target stock and the subsequent removal of any barriers that might interfere with a friendly purchase offer from a strong buyer. Alternatively, in appropriate circumstances, we or our subsidiaries may become the buyer of target companies, adding them to our portfolio of operating subsidiaries, thereby expanding our operations through such opportunistic acquisitions. We believe that the companies that we target for our activist activities are undervalued for many reasons, often including inept management. Unfortunately for the individual investor, in particular, and the economy, in general, many poor management teams are often unaccountable and very difficult to remove.

4

The Icahn Strategy (continued)

Unlike the individual investor, we have the wherewithal to purchase companies that we feel we can operate more effectively than incumbent management. In addition, through our Investment segment, we are in a position to pursue our activist strategy by purchasing stock or debt positions and trying to promulgate change through a variety of activist approaches, ranging from speaking and negotiating with the board and CEO to proxy fights, tender offers and taking control. We work diligently to enhance value for all shareholders and we believe that the best way to do this is to make underperforming management teams and boards accountable or to replace them.

The Chairman of the Board of our general partner, Carl C. Icahn, has been an activist investor since 1980. Mr. Icahn believes that the current environment continues to be conducive to activism. Many major companies have substantial amounts of cash. We believe that they are hoarding cash, rather than spending it, because they do not believe investments in their business will translate to earnings.

We believe that one of the best ways for many cash-rich companies to achieve increased earnings is to use their large amounts of excess cash, together with advantageous borrowing opportunities, to purchase other companies in their industries and take advantage of the meaningful synergies that could result. In our opinion, the CEOs and Boards of Directors of undervalued companies that would be acquisition targets are the major road blocks to this logical use of assets to increase value, because we believe those CEOs and boards are not willing to give up their power and perquisites, even if they have done a poor job in administering the companies they have been running. In addition, acquirers are often unwilling to undertake the arduous task of launching a hostile campaign. This is precisely the situation in which a strong activist catalyst is necessary.

We believe that the activist catalyst adds value because, for companies with strong balance sheets, acquisition of their weaker industry rivals is often extremely compelling financially. We further believe that there are many transactions that make economic sense, even at a large premium over market. Acquirers can use their excess cash, that is earning a very low return, and/or borrow at the advantageous interest rates now available, to acquire a target company. In either case, an acquirer can add the target company's earnings and the income from synergies to the acquirer's bottom line, at a relatively low cost. But for these potential acquirers to act, the target company must be willing to at least entertain an offer. We believe that often the activist can step in and remove the obstacles that a target may seek to use to prevent an acquisition.

It is our belief that our strategy will continue to produce strong results into the future, and that belief is reflected in the action of the board of directors of our general partner, which announced in March 2014, a decision to modify our distribution policy to increase our annual distribution to $6.00 per depositary unit. We believe that the strong cash flow and asset coverage from our operating segments will allow us to maintain a strong balance sheet and ample liquidity.

In our view Icahn Enterprises is in a virtuous cycle. We believe that our depositary units will give us another powerful activist tool, allowing us both to use our depositary units as currency for tender offers and acquisitions (both hostile and friendly) where appropriate. All of these factors will, in our opinion, contribute to making our activism even more efficacious, which we expect to enhance our results and stock value.

5

Company Overview 6

Overview of Icahn Enterprises

- Icahn Enterprises L.P. is a diversified holding company with operating segments in Investment, Automotive, Energy, Gaming, Mining, Railcar, Food Packaging, Metals, Real Estate and Home Fashion
- IEP is majority owned and controlled by Carl Icahn
  - Over the last several years, Carl Icahn has contributed most of his businesses to and executed transactions primarily through IEP
  - Approximately $600 million of equity raised in 2013 to broaden our shareholder base and improve liquidity
  - Issued $5 billion of new senior notes in January 2014 which refinanced $3.5 billion of existing senior notes and provided $1.3 billion of additional liquidity.
  - As of September 30, 2015, Carl Icahn and his affiliates owned approximately 88.8% of IEP's outstanding depositary units
- IEP benefits from cash flows from its subsidiaries:
  - CVR Energy: $2.00 per share annualized dividend
  - CVR Refining: $3.12 per common unit of distributions declared for the last twelve months of operations ended September 30, 2015
  - American Railcar Inc: $1.60 per share annual dividend
  - Recurring cash flows from American Railcar Leasing and Real Estate segment
- IEP has daily liquidity through its ability to redeem its investment in the funds on a daily basis

($ millions)	As of September 30, 2015	LTM Ended September 30, 2015		
Segment	Assets	Revenue	Adjusted EBITDA	Adj. EBITDA Attrib. to IEP
Investment[1]	$9,047	($666)	($891)	($418)
Automotive	8,444	7,676	592	474
Energy	5,410	6,260	835	476
Metals	274	451	(26)	(26)
Railcar	3,370	850	480	310
Gaming	1,297	854	131	90
Mining	391	16	(5)	(4)
Food Packaging	430	340	62	44
Real Estate	708	127	42	42
Home Fashion	207	192	5	5
Holding Company	447	(27)	(56)	(56)
Total	$30,025	$16,073	$1,169	$937

(1) Investment segment total assets represents book value of equity.

7

Summary Corporate Organizational Chart



Icahn Enterprises G.P. Inc.
1%
Icahn Enterprises L.P. (NasdaqGS: IEP)
99% LP Interest
1%
Icahn Enterprises Holdings L.P.
As of September 30, 2015, Icahn Enterprises had investments with a fair market value of approximately $4.2 billion in the Investment Funds
Icahn Capital LP
100%
One of the largest independent metal recycling companies in the US
PSC Metals Inc.
100%
Consists of rental commercial real estate, property development and associated resort activities
AREP Real Estate Holdings, LLC
100%
Provider of home textile products for nearly 200 years
WestPoint Home LLC
100%
One of the worldwide leaders in cellulosic, fibrous and plastic casings for processed meat industry
Viskase Companies Inc. (OTCPK:VKSC)
73%
Leading automotive parts distributor with distribution centers, satellite locations and corporate-owned parts stores in the United States
IEH Auto Parts Holding LLC
100%
Brazilian iron ore producer
Ferrous Resources
77%
59%
American Railcar Industries, Inc. (NasdaqGS:ARII)
Leading North American manufacturer of hopper and tank railcars and provider of railcar repair and maintenance services
75%
American Railcar Leasing LLC
Leading North American lessor of hopper and tank railcars
68%
Tropicana Entertainment Inc. (OTCPK:TPCA)
Multi-jurisdictional gaming company with eight casinos in New Jersey, Indiana, Nevada, Mississippi, Missouri, Louisiana and Aruba
82%
Federal-Mogul Holdings Corp. (NasdaqGS:FDML)
Leading global supplier to the automotive, aerospace, energy, heavy duty truck, industrial, marine, power generation and auto aftermarket industries
82%
CVR Energy Inc. (NYSE: CVI)
Holding company that owns majority interests in two separate operating subsidiaries
66%
53%
4%
CVR Refining, LP (NYSE: CVRR)
185k bpd capacity oil refining company in the mid-continent region of the United States
CVR Partners, LP (NYSE: UAN)
Producer and distributor of nitrogen fertilizer products

Note: Percentages denote equity ownership as of September 30, 2015. Excludes intermediary and pass through entities.

8

Diversified Subsidiary Companies with Significant Inherent Value The Company’s diversification across multiple industries and geographies provides a natural hedge against cyclical and general economic swings Global market share leader in each of its principal product categories with a long history of quality and strong brand names Geographically diverse, regional properties in major gaming markets with significant consolidation opportunities 200 year heritage with some of the best known brands in home fashion; consolidation likely in fragmented sector Leading global market position in non - edible meat casings poised to capture further growth in emerging markets Established regional footprint positioned to actively participate in consolidation of the highly fragmented scrap metal market Our railcar segment is a leading, vertically integrated manufacturer of railcars, railcar services and railcar leasing. Strategically located mid - continent petroleum refiner and nitrogen fertilizer producer generating record profitability Long - term real estate investment horizon with strong, steady cash flows AREP Real Estate Holdings, LLC  IEP’s subsidiary companies possess key competitive strengths and / or leading market positions  IEP seeks to create incremental value by investing in organic growth and targeting businesses that offer consolidation opportunities ─ Capitalize on attractive interest rate environment to pursue acquisitions and recognize meaningful synergies 9 A Brazilian iron ore mining operation that supplies iron ore products to the global steel industry A leading automotive parts distributor , with distribution centers, satellite locations and corporate owned parts stores in the U.S. IEH Auto Parts Holding LLC

Evolution of Icahn Enterprises

- IEP began as American Real Estate Partners, which was founded in 1987, and has grown its diversified portfolio to ten operating segments and approximately $36 billion of assets as of September 30, 2015
- IEP has demonstrated a history of successfully acquiring undervalued assets and improving and enhancing their operations and financial results
- IEP's record is based on a long-term horizon that can enhance business value and facilitate a profitable exit strategy
  - In 2006, IEP sold its oil and gas assets for $1.5 billion, resulting in a net pre-tax gain of $0.6 billion
  - In 2008, IEP sold its investment in American Casino & Entertainment Properties LLC for $1.2 billion, resulting in a pre-tax gain of $0.7 billion
- Acquired partnership interest in Icahn Capital Management L.P. in 2007
  - IEP and certain of Mr. Icahn's wholly owned affiliates are the sole investors in the Investment Funds
- IEP also has grown the business through organic investment and through a series of bolt-on acquisitions

Timeline of Recent Acquisitions and Exits

As of December 31, 2006
- Mkt. Cap: $5.3bn
- Total Assets: $4.2bn

Current[1]
- Mkt. Cap: $8.6bn
- Total Assets: $36.5bn

Investment Management – 8/8/07: Acquired investment advisory business, Icahn Capital Management

American Casino & Entertainment Properties – 2/20/08: Sale of the casinos resulted in proceeds of $1.2 billion and a pre-tax gain of $0.7 billion

American Railcar Industries – 1/15/10: 54.4% of ARI's shares outstanding were contributed by Carl Icahn in exchange for IEP depositary units

Tropicana Entertainment – 11/15/10: Received an equity interest as a result of a Ch.11 restructuring and subsequently acquired a majority stake

CVR Refining & CVR Partners – 2013: CVR Refining completed IPO and secondary offering on 1/16/13 and 5/14/13, respectively. CVR Partners completed a secondary offering on 5/22/13

IEH Auto Parts Holding LLC – 6/1/15: IEH Auto Parts Holding LLC acquired substantially all of the auto part assets in the U.S. of Uni-Select Inc.

Year / Returns:[3]

2006	2007	2008	2009	2010	2011	2012	2013	2014	2015[5]
37.8%	12.3%	(35.6%)	33.3%	15.2%	34.5%	20.2%[4]	30.8%	(7.4%)	(2.8%)

Oil and Gas Assets[2] – 11/21/06: Sold oil and gas assets to a strategic buyer for $1.5 billion resulting in a pre-tax gain of $0.6 billion

PSC Metals – 11/5/07: Acquired 100% of the equity of PSC Metals from companies wholly owned by Carl Icahn

Federal-Mogul – 7/3/08: Acquired a majority interest in Federal-Mogul from companies wholly owned by Carl Icahn

Viskase – 1/15/10: 71.4% of Viskase's shares outstanding were contributed by Carl Icahn in exchange for IEP depositary units

CVR Energy, Inc. – 5/4/12: Acquired a majority interest in CVR via a tender offer to purchase all outstanding shares of CVR

American Railcar Leasing LLC – 10/2/13: Acquired a 75% interest in ARL from companies wholly owned by Carl Icahn

Ferrous Resources – 6/8/15: IEP acquired a controlling interest in Ferrous Resources

(1) Market capitalization as of September 30, 2015 and balance sheet data as of September 30, 2015.
(2) Oil and gas assets included National Energy Group, Inc., TransTexas Gas Corporation and Panaco, Inc.
(3) Percentages represents weighted-average composite of the gross returns, net of expenses for the Investment Funds.
(4) Return assumes that IEP's holdings in CVR Energy remained in the Investment Funds for the entire period. IEP obtained a majority stake in CVR Energy in May 2012. Investment Funds returns were approximately 6.6% when excluding returns on CVR Energy after it became a consolidated entity.
(5) For the nine months ended September 30, 2015.

10

 IEP seeks undervalued companies and often becomes “actively” involved in the targeted companies  Activist strategy requires significant capital, rapid execution and willingness to take control of companies  Implement changes required to improve businesses Ability to Maximize Shareholder Value Through Proven Activist Strategy Purchase of Stock or Debt  IEP pursues its activist strategy and seeks to promulgate change x Dealing with the board and management x Proxy fights x Tender offers x Taking control  With over 300 years of collective experience, IEP’s investment and legal team is capable of unlocking a target’s hidden value x Financial / balance sheet restructuring x Operation turnarounds x Strategic initiatives x Corporate governance changes  IEP is a single, comprehensive investment platform ─ Corporate structure provides IEP the optionality to invest in any security, in any industry and during any cycle over a longe r t erm time horizon  Mr. Icahn and Icahn Capital have a long and successful track record of generating significant returns employing the activist str ategy ─ IEP’s subsidiaries often started out as investment positions in debt or equity either directly by Icahn Capital or Mr. Icahn Putting Activism into Action 11

Significant Experience Optimizing Business Strategy and Capital Structure

- IEP's management team possesses substantial strategic and financial expertise
  - Maintains deep knowledge of capital markets, bankruptcy laws, mergers and acquisitions and transaction processes
- Active participation in the strategy and capital allocation for targeted companies
  - Not involved in day-to-day operations
- IEP will make necessary investments to ensure subsidiary companies can compete effectively

Select Examples of Strategic and Financial Initiatives

	FEDERAL MOGUL	CVR Energy
Situation Overview	▪ Historically, two businesses had a natural synergy – Motorparts benefitted from OEM pedigree and scale ▪ Review of business identified numerous dis-synergies by having both under one business – Different customers, methods of distribution, cost structures, engineering and R&D, and capital requirements	▪ Structured as a C-Corporation – Investors seeking more favorable alternative structures ▪ Review of business identifies opportunity for significant cash flow generation – High quality refiner in underserved market – Benefits from increasing North American oil production – Supported investment in Wynnewood refinery and UAN plant expansion ▪ Strong investor appetite for yield oriented investments
Strategic / Financial Initiative	▪ Announced plan to separate Powertrain and Motorparts divisions into two independent, publicly-traded companies serving the global original equipment and aftermarket industries	▪ Contributed assets to a separate MLP and subsequently launched CVR Refining IPO and secondary offerings; completed CVR Partners secondary offering
Result	▪ Separation will improve management focus and maximize value of both businesses	▪ CVR Energy stock up approximately 106%, including dividends, from tender offer price of $30.00[1]

(1) Based on CVR Energy's stock prices as of September 30, 2015

12

Deep Team Led by Carl Icahn

- Led by Carl Icahn
  - Substantial investing history provides IEP with unique network of relationships and access to Wall Street
- Team consists of approximately 20 professionals with diverse backgrounds
  - Well rounded team with professionals focusing on different areas such as equity, distressed debt and credit

Name	Title	Years at Icahn	Years of Industry Experience
Keith Cozza	President & Chief Executive Officer, Icahn Enterprises L.P.	11	14
SungHwan Cho	Chief Financial Officer, Icahn Enterprises L.P.	9	18
Vincent J. Intrieri	Senior Managing Director, Icahn Capital	17	32
Samuel Merksamer	Managing Director, Icahn Capital	7	13
Jonathan Christodoro	Managing Director, Icahn Capital	3	15
Courtney Mather	Managing Director, Icahn Capital	2	16
Brett Icahn	Portfolio Manager, Sargon Portfolio	12	12
David Schechter	Portfolio Manager, Sargon Portfolio	12	19
Jesse Lynn	General Counsel, Icahn Enterprises L.P.	11	20
Andrew Langham	General Counsel, Icahn Enterprises L.P.	10	16

13

Overview of Operating Segments 14

Segment: Investment

Company Description

- IEP invests its proprietary capital through various private investment funds (the "Investment Funds") managed by the Investment segment
  - The Investment Funds returned all capital to third-party investors during fiscal 2011
- Fair value of IEP's interest in the Investment Funds was approximately $4.2 billion as of September 30, 2015
- IEP has daily liquidity through its ability to redeem its investment in the Investment Funds on a daily basis

Historical Segment Financial Summary

Investment Segment ($ millions)	FYE December 31, 2012	FYE December 31, 2013	FYE December 31, 2014	LTM September 30, 2015
Select Income Statement Data:				
Total revenues	$398	$2,031	($218)	($666)
Adjusted EBITDA	374	1,912	(385)	(891)
Net income	372	1,902	(684)	(1,414)
Adjusted EBITDA attrib. to IEP	$158	$816	($162)	($418)
Net income attrib. to IEP	157	812	(305)	(660)
Select Balance Sheet Data[1]:				
Total equity	$5,908	$8,353	$9,062	$9,047
Equity attributable to IEP	2,387	3,696	4,284	4,168

Highlights and Recent Developments

- Since inception in 2004 through September 30, 2015, the Investment Funds' cumulative return was approximately 221%, representing an annualized rate of return of approximately 11%
- Long history of investing in public equity and debt securities and pursuing activist agenda
- Employs an activist strategy that seeks to unlock hidden value through various tactics
  - Financial / balance sheet restructurings (e.g., CIT Group, Apple)
  - Operational turnarounds (e.g., Motorola, Navistar, Hertz)
  - Strategic initiatives (e.g., Motorola, eBay, Manitowoc)
  - Corporate governance changes (e.g., eBay, Gannet)
- The Investment Funds' net notional exposure was (26%) at September 30, 2015
- Recent notable investments:
  - Apple, CVR Energy, El Paso, Family Dollar, Forest Labs, Genzyme, Hain Celestial, Netflix
- The Investment Funds returned all fee-paying capital to their investors during fiscal 2011, which payments were funded through cash on hand and borrowings under existing credit lines.
- Returns of 33.3%, 15.2%, 34.5%, 20.2%[2], 30.8%, (7.4%) and (2.8%) in 2009, 2010, 2011, 2012, 2013, 2014 and 2015[3], respectively

(1) Balance Sheet data as of the end of each respective fiscal period.
(2) 2012 gross return assumes that IEP's holdings in CVR Energy remained in the Investment Funds for the entire period. IEP obtained a majority stake in CVR Energy in May 2012. Investment Funds returns were approximately 6.6% when excluding returns on CVR Energy after it became a consolidated entity.
(3) For the nine months ended September 30, 2015

15

Icahn Capital

Historical Returns(1)



17.9%
37.8%
12.3%
(35.6%)
33.3%
15.2%
34.5%
20.2%(2)
30.8%
(7.4%)
(2.8%)
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015(3)

Significant Holdings

As of September 30, 2015(4)			As of December 31, 2014(4)			As of December 31, 2013(4)		
Company	Mkt. Value ($mm)(5)	% Ownership(6)	Company	Mkt. Value ($mm)(5)	% Ownership(6)	Company	Mkt. Value ($mm)(5)	% Ownership(6)
Apple	$5,820	0.9%	Apple	$5,824	0.9%	Apple	$2,654	0.5%
PayPal	$1,436	3.8%	ebay	$2,597	3.7%	Forest Laboratories, Inc.	$1,841	11.4%
CHENIERE	$1,379	12.1%	Chesapeake	$1,300	10.0%	Chesapeake	$1,803	10.0%
HOLOGIC	$1,102	10.0%	Hertz	$1,295	11.3%	HERBALIFE	$1,335	16.8%
NUANCE	$995	19.6%	HOLOGIC	$913	12.3%	Transocean	$1,061	6.0%

(1) Represents a weighted-average composite of the gross returns, net of expenses for the Investment Funds.
(2) Return assumes that IEP's holdings in CVR Energy remained in the Investment Funds for the entire period. IEP obtained a majority stake in CVR Energy in May 2012. Investment Funds returns were ~6.6% when excluding returns on CVR Energy after it became a consolidated entity.
(3) For the nine months ended September 30, 2015.
(4) Aggregate ownership held directly by IEP, as well as Carl Icahn and his affiliates. Based on most recent 13F Holdings Reports, 13D filings or other public filings available as of specified date.
(5) Based on closing share price as of specified date.
(6) Total shares owned as a percentage of common shares issued and outstanding.

16

Segment: Energy

Company Description

- CVR Energy, Inc. (NYSE:CVI) operates as a holding company that owns majority interests in two separate operating subsidiaries: CVR Refining, LP (NYSE:CVRR) and CVR Partners, LP (NYSE:UAN)
  - CVR Refining is an independent petroleum refiner and marketer of high-value transportation fuels in the mid-continent of the United States
  - CVR Partners is a leading nitrogen fertilizer producer in the heart of the Corn Belt

Historical Segment Financial Summary

Energy Segment ($ millions)	FYE December 31, 2012[1]	2013	2014	LTM September 30, 2015
Select Income Statement Data:				
Total revenues	$5,519	$9,063	$9,292	$6,260
Adjusted EBITDA	977	869	716	835
Net income	338	479	168	165
Adjusted EBITDA attrib. to IEP	$787	$556	$415	$476
Net income attrib. to IEP	263	289	95	91
Select Balance Sheet Data[2]:				
Total assets	$5,743	$5,748	$5,334	$5,410
Equity attributable to IEP	2,383	1,926	1,612	1,751

Highlights and Recent Developments

- Crude supply advantages supported by increasing North American crude oil production, transportation bottlenecks and geopolitical concerns
  - Strategic location allows CVR to benefit from access to price advantaged crude oil
- CVR Partners expansion of UAN capacity completed in March 2013
- CVR Partners announced an agreement to acquire Rentech Nitrogen Partners giving it more geographic and feed stock diversity
- CVR Energy has annualized dividends of $2.00 per unit
  - CVR Refining full year distribution was $2.85 per common unit in 2014 and $2.75 per common unit for the first nine months of operation in 2015
  - CVR Partners full year distribution was $1.39 per common unit in 2014 and $0.84 per common unit for the first nine months of operation in 2015

(1) IEP acquired a controlling interest in CVI on May 4, 2012 and therefore 2012 results only include performance from that date forward.
(2) Balance Sheet data as of the end of each respective fiscal period.

17

CVR Refining, LP (NYSE:CVRR)

CVR Refining, LP (NYSE:CVRR)

- Two PADD II Group 3 refineries with combined capacity of 185,000 barrels per day
- The Company enjoys advantages that enhance the crack spread
  - Has access to and can process price-advantaged mid-continent local and Canadian crude oils
  - Markets its products in a supply-constrained products market with transportation and crude cost advantage
- Strategic location and logistics assets provide access to price advantaged mid-continent, Bakken and Canadian crude oils
  - ~60,000 bpd crude gathering system, 336 miles of pipeline, approximately 150 owned crude transports, a network of strategically located crude oil gathering tank farms and ~6.0 million bbls of owned and leased crude oil storage capacity

Key Operational Data[1]



Crude oil throughput (204,177 bpd)
Sweet 90.4%
Medium 1.6%
Heavy Sour 8.0%
Production (217,122 bpd)
Gasoline, 49.1%
Distillate, 42.0%
Other 8.9%
(2)

Strategically Located Refineries and Supporting Logistics Assets



Canada
Bakken
MT
ND
MN
WI
WY
SD
NE
IA
UT
CO
KS
MO
IL
NM
AR
TX
LA
DJ Basin
Anadarko Basin (Miss Lime)
Permian Basin
Legend
Coffeyville Refinery
Wynnewood Refinery
Other PADD II Group 3 refineries
CVR Refining Crude Transportation
CVR Refining Crude Oil Pipeline
Third-Party Crude Oil Pipeline
CVR Refining Headquarters

(1) For the nine months ended September 30, 2015.
(2) Other includes pet coke, asphalt, natural gas liquids ("NGLs"), slurry, sulfur, gas oil and specialty products such as propylene and solvents, excludes internally produced fuel.

18

CVR Partners, LP (NYSE:UAN)

CVR Partners, LP (NYSE:UAN)

- Attractive market dynamics for nitrogen fertilizer
  - Decreasing world farmland per capita
  - Increasing demand for corn (largest use of nitrogen fertilizer) and meat
  - Nitrogen represents ~61% of fertilizer consumption
  - Nitrogen fertilizers must be applied annually, creating stable demand
- Expansion of UAN capacity completed in Q1 2013
- United States imports a significant amount of its nitrogen fertilizer needs
- Cost stability advantage
  - Utilize pet coke as feed stock versus natural gas
  - Operating costs are competitive to natural gas fed nitrogen fertilizer producers
- Strategically located assets
  - 49% of corn planted in 2014 was within ~$45/UAN ton freight rate of plant
  - Transportation cost advantage to Corn Belt vs. U.S. Gulf Coast

Strategically Located Assets



WA
OR
CA
ID
NV
MT
WY
UT
AZ
CO
NM
ND
SD
NE
KS
OK
TX
MN
IA
MO
AR
WI
IL
ADDITIONAL SHIPMENTS EAST OF THE MISSISSIPPI
CORPORATE HEADQUARTERS
KANSAS CITY OFFICES
FERTILIZER PLANT
DISTRIBUTION TERMINAL
RAIL DISTRIBUTION
2014 TONS SOLD BY STATE
100,000 +
10,000 TO 100,000
UP TO 10,000
Year 2014 Total Tons Sold ~ 975,000

19

Segment: Automotive Company Description  We conduct our Automotive segment through our majority ownership in Federal - Mogul Holdings Corporation ( NasdaqGS:FDML ) and our wholly owned subsidiary, IEH Auto Parts Holding LLC  Federal - Mogul Holdings Corporation operates in two business segments: Powertrain and Motorparts ─ Powertrain focuses on original equipment powertrain products for automotive, heavy duty and industrial applications ─ Motorparts sells and distributes a broad portfolio of products in the global aftermarket, while also servicing original equipment manufacturers with certain products  IEH Auto Parts Holding LLC is a leading automotive parts distributor and has 35 distribution centers and satellite locations and 242 corporate - owned parts stores in the United States and a network of more than 2,000 independent wholesalers. Historical Segment Financial Summary Federal - Mogul: Powertrain Highlights  Solid vehicle market production growth projected through 2018  Fuel economy and emissions content driving market growth – Combustion engines still #1 for foreseeable future – Regulations increasing demand for further improvement through 2025 – Engine downsizing creates higher content product mix  Leading powertrain products with #1 or #2 position in most major product categories  Extensive technology and intellectual property with focus on core product lines  Investing in emerging markets where there are attractive opportunities for growth  Continued restructuring to lower cost structure and improve manufacturing footprint Federal - Mogul: Motorparts Highlights  Aftermarket benefits from the growing number of vehicles globally and the increasing age of vehicles in Europe and North America  Leader in most of its product categories with a long history of quality and strong brand names including Champion, Wagner, Ferodo, MOOG, Fel - Pro  Investing in Growth – Global Expansion : L everage global capabilities in Asia and other emerging markets – Distribution and IT : Improve customer service and delivery, order and inventory management, on - line initiatives – Cost Structure : improve manufacturing footprint, optimize low - cost sourcing and operational performance – Product Line Growth : expand existing product lines and add new product lines through acquisition or internal investment – Product Differentiation and Brand Value : invest in product innovation and communicate brand value proposition to end customers 20 Recent Developments  On June 1, 2015, IEH Auto Parts Holding LLC acquired substantially all of the auto parts assets in the United States of Uni - Select Inc. for a purchase price of $330 million, subject to post - closing adjustments.  Federal - Mogul closed the acquisition of the TRW engine valve business (1) Balance Sheet data as of the end of each respective fiscal period. (2) Includes IEH Auto Parts Holding LLC results beginning June 1, 2015 IEH Auto Parts Holding LLC  A leading automotive parts distributor with distribution centers, satellite locations and corporate - owned parts stores throughout the United States – A network of more than 2,000 independent wholesalers Automotive Segment LTM September 30, ($ millions) 2012 2013 2014 2015 (2) Select Income Statement Data: Total revenues $6,677 $6,876 $7,324 $7,676 Adjusted EBITDA 513 591 624 592 Net income (22) 263 (90) (118) Adjusted EBITDA attrib. to IEP $390 $462 $497 $474 Net income attrib. to IEP (24) 250 (87) (112) Select Balance Sheet Data (1) : Total assets $7,282 $7,545 $7,529 $8,444 Equity attributable to IEP 860 1,660 1,231 1,655 FYE December 31,

Federal - Mogul Corp.’s Leading Market Position 21 Powertrain Motorparts Product Line Market Position Product Line Market Position Pistons #1 in diesel pistons #2 a cross all pistons Engine #1 Global Rings & Liners Market leader Sealing Components #1 Global in Gaskets Valve Seats and Guides Market leader Brake Pads / Components #2 Global (1) Bearings Market leader Chassis #1 North America #3 Europe Ignition #3 Overall Wipers #4 North America #4 Europe Sealing #3 Overall Ignition #2 Global (1) Systems Protection Market leader Valvetrain #2 Overall (1) Motorparts & Powertrain combined

Segment: Railcar

Segment Description

- American Railcar Industries, Inc. ("ARI") (NASDAQ:ARII) operates in three business segments: manufacturing operations, railcar services and leasing
- American Railcar Leasing, LLC ("ARL"), a 75% owned subsidiary of IEP, is engaged in the business of leasing railcars.

Historical Segment Financial Summary

Railcar Segment ($ millions)	FYE December 31, 2012	2013	2014	LTM September 30, 2015
Net Sales/Other Revenues From Operations:				
Manufacturing	$853	$864	$1,020	$1,067
Railcar leasing	214	277	368	436
Railcar services	65	73	68	72
Eliminations	(346)	(475)	(666)	(753)
Total	$786	$739	$790	$822
Gross Margin:				
Manufacturing	$163	$197	$271	$276
Railcar leasing	97	146	214	256
Railcar services	14	19	13	15
Eliminations	(48)	(109)	(171)	(174)
Total	$226	$253	$327	$373
Adjusted EBITDA attrib. to IEP	$77	$111	$269	$310
Net income attrib. to IEP	29	30	122	140
Total assets[1]	$2,238	$2,547	$3,120	$3,370
Equity attributable to IEP[1]	257	591	711	726

(1) Balance Sheet data as of the end of each respective fiscal period.

Highlights and Recent Developments

- Railcar manufacturing remains strong
  - 7,936 railcar backlog as of September 30, 2015
  - Tank railcar demand impacted by volatile crude oil prices
  - New tank railcar design requirements released in May 2015
- Growing railcar leasing business provides stability
  - Acquired 75% of ARL in Q4 2013
  - Combined ARL and ARI railcar lease fleets grew to approximately 44,600 railcars as of September 30, 2015 from approximately 39,700 at the end of 2014
- ARI annualized dividend is $1.60 per share
- ARL currently distributing $100 million per year ($75 million to IEP)
- On July 28, 2015, ARI's Board of Directors authorized a stock repurchase program pursuant to which ARI may, from time to time, repurchase up to $250 million of its common stock.

22

Highlights and Recent Developments  Management uses a highly analytical approach to enhance marketing, improve utilization, optimize product mix and reduce expenses ─ Increased Adjusted EBITDA by approximately 82% since 2011 (2) ─ Established measurable, property specific, customer service goals and objectives to meet customer needs ─ Utilize sophisticated customer analytic techniques to improve customer experience  Selective reinvestment in core properties including upgraded hotel rooms, refreshed casino floor products tailored for each regional market and pursuit of strong brands for restaurant and retail opportunities  Capital structure with ample liquidity for synergistic acquisitions in regional gaming markets ─ On April 1, 2014, Tropicana acquired Lumière Place Casino in St. Louis, Missouri for $261 million in cash  Sold River Palms on July 1, 2014 for $7 million  On July 31, 2015, Tropicana’s Board of Directors authorized a stock repurchase program pursuant to which Tropicana may, from time to time, repurchase up to $50 million of its common stock Segment: Gaming Company Description  Tropicana Entertainment Inc. (OTCPK:TPCA) operates eight casino facilities featuring approximately 392,000 square feet of gaming space with approximately 8,000 slot machines, 300 table games and 5,500 hotel rooms as of September 30, 2015 ─ Eight casino facilities located in New Jersey, Indiana, Nevada, Mississippi, Missouri, Louisiana and Aruba ─ Successful track record operating gaming companies, dating back to 2000 Historical Segment Financial Summary 23 (1) Balance Sheet data as of the end of each respective fiscal period. (2) Compared LTM 9/30/15 to first full fiscal year post acquisition by IEP Gaming Segment LTM September 30, ($ millions) 2012 2013 2014 2015 Select Income Statement Data: Total revenues $611 $571 $849 $854 Adjusted EBITDA 79 66 99 131 Net income 30 19 269 250 Adjusted EBITDA attrib. to IEP $54 $45 $66 $90 Net income attrib. to IEP 21 13 185 173 Select Balance Sheet Data (1) : Total assets $852 $996 $1,260 $1,297 Equity attributable to IEP 379 392 578 601 FYE December 31,

Segment: Food Packaging

Company Description

- Viskase Companies, Inc (OTCPK:VKSC) is a worldwide leader in the production and sale of cellulosic, fibrous and plastic casings for the processed meat and poultry industry
- Leading worldwide manufacturer of non-edible cellulosic casings for small-diameter meats (hot dogs and sausages)
  - Leading manufacturer of non-edible fibrous casings for large-diameter meats (sausages, salami, hams and deli meats)

Historical Segment Financial Summary

Food Packaging ($millions)	FYE December 31, 2012	2013	2014	LTM September 30, 2015
Select Income Statement Data:				
Total revenues	$341	$346	$346	$340
Adjusted EBITDA	57	67	66	62
Net income	6	43	9	9
Adjusted EBITDA attrib. to IEP	$41	$50	$47	$44
Net income attrib. to IEP	4	32	6	6
Select Balance Sheet Data[1]:				
Total assets	$355	$405	$436	$430
Equity attributable to IEP	(3)	55	30	28

Highlights and Recent Developments

- Future growth expected to be driven by changing diets of a growing middle class in emerging markets
  - In 2012, Viskase completed a new finishing center in the Philippines and expanded its capacity in Brazil
  - Over 50% of revenues from emerging markets
- Developed markets remain a steady source of income
  - Distribution channels to certain customers spanning more than 50 years
- Significant barriers to entry
  - Technically difficult chemical production process
  - Significant environmental and food safety regulatory requirements
  - Substantial capital cost

(1) Balance Sheet data as of the end of each respective fiscal period.

24

Highlights and Recent Developments  Increasing global demand for steel and other metals drives demand for U.S. scrap  Results are currently impacted by headwinds from: ─ Low iron ore prices ─ Strong U.S. dollar ─ Increased steel imports  Scrap recycling process is “greener” than virgin steel production ─ Electric arc furnace drive scrap demand and are significantly more energy efficient than blast furnaces ─ Electric arc furnace steel mills are approximately 60% of U.S. production  Highly fragmented industry with potential for further consolidation ─ Capitalizing on consolidation and vertical integration opportunities ─ PSC is building a leading position in its markets  Product diversification will reduce volatility through cycles ─ Expansion of non - ferrous share of total business Segment: Metals Company Description  PSC Metals, Inc. is one of the largest independent metal recycling companies in the U.S.  Collects industrial and obsolete scrap metal, processes it into reusable forms and supplies the recycled metals to its customers  Strong regional footprint (Upper Midwest, St. Louis Region and the South) Historical Segment Financial Summary 25 (1) Balance Sheet data as of the end of each respective fiscal period. Metals Segment LTM September 30, ($ millions) 2012 2013 2014 2015 Select Income Statement Data: Total revenues $1,103 $929 $711 $451 Adjusted EBITDA (16) (18) (15) (26) Net income (58) (28) (25) (34) Adjusted EBITDA attrib. to IEP ($16) ($18) ($15) ($26) Net income attrib. to IEP (58) (28) (25) (34) Select Balance Sheet Data (1) : Total assets $417 $334 $315 $274 Equity attributable to IEP 338 273 250 222 FYE December 31,

Segment: Real Estate

Company Description

- Consists of rental real estate, property development and associated club activities
- Rental real estate consists primarily of retail, office and industrial properties leased to single corporate tenants
- Property development and club operations are focused on the construction and sale of single and multi-family houses, lots in subdivisions and planned communities and raw land for residential development

Historical Segment Financial Summary

Real Estate Segment	FYE December 31,			LTM September 30,
($ millions)	2012	2013	2014	2015
Select Income Statement Data:				
Total revenues	$88	$85	$101	$127
Adjusted EBITDA	47	46	46	42
Net income	19	17	22	61
Adjusted EBITDA attrib. to IEP	$47	$46	$46	$42
Net income attrib. to IEP	19	17	22	61
Select Balance Sheet Data[1]:				
Total assets	$852	$780	$745	$708
Equity attributable to IEP	763	711	693	658

(1) Balance Sheet data as of the end of each respective fiscal period.

Highlights and Recent Developments

- Business strategy is based on long-term investment outlook and operational expertise
- Approximately $39 million gain from sale of 14 rental properties and Oak Harbor during the nine months ended September 30, 2015

Rental Real Estate Operations

- Net lease portfolio overview
  - Single tenant (Over $100bn market cap, A- credit) for two large buildings with leases through 2020 – 2021
  - 13 legacy properties with 2.9 million square feet: 13% Retail, 66% Industrial, 21% Office.
- Maximize value of commercial lease portfolio through effective management of existing properties
  - Seek to sell assets on opportunistic basis

Property Development

- New Seabury in Cape Cod, Massachusetts and Grand Harbor in Vero Beach, Florida include land for future residential development of approximately 239 and 1,128 units, respectively
- Opportunistically acquired Fontainebleau (Las Vegas casino development) in 2009 for $150 million

Club Operations

- Club operations in Cape Cod and Vero Beach focus on operating golf club and related activities

26

Highlights and Recent Developments  IEP acquired a controlling interest in Ferrous Resources on June 8, 2015 through a tender offer to purchase any and all of the outstanding shares. ─ Prior to the tender offer, IEP owned approximately 14.1% of the total outstanding shares of Ferrous Resources. Following the tender offer and a certain rights offering, IEP owned approximately 77.2% of the outstanding shares of Ferrous Resources as of September 30, 2015.  Seaborne iron ore market impacted by low prices due to new supply and Chinese demand Segment: Mining Company Description  IEP acquired a controlling interest in Ferrous Resources on June 8, 2015  Ferrous Resources has certain rights to iron ore mineral resources in Brazil and develops mining operations and related infrastructure to produce and sell iron ore products to the global steel industry. ─ Significant iron ore assets in the State of Minas Gerais , Brazil, known as Viga , Viga Norte, Esperança , Serrinha and Santanense . ─ Mineral rights near Jacuípe in the State of Bahia, Brazil. Historical Segment Financial Summary 27 1) Balance Sheet data as of the end of the fiscal period. 2) Icahn Enterprises acquired majority ownership of Ferrous Resources on June 8, 2015 Mining Four Months Ended September 30, 2015 (2) ($ millions) Select Income Statement Data: Total Revenues $16 Adjusted EBITDA (5) Net income (13) Adjusted EBITDA attrib. to IEP ($4) Net income attrib. to IEP (10) Select Balance Sheet Data (1) : Total assets $391 Equity attributable to IEP 234

Segment: Home Fashion

Company Description

- WestPoint Home LLC is engaged in manufacturing, sourcing, marketing, distributing and selling home fashion consumer products
- WestPoint Home owns many of the most well-known brands in home textiles including Martex, Grand Patrician, Luxor and Vellux
- WPH also licenses brands such as IZOD, Under the Canopy, Southern Tide and Portico

Highlights and Recent Developments

- One of the largest providers of home textile goods in the United States
- Largely completed restructuring of manufacturing footprint
  - Transitioned majority of manufacturing to low cost plants overseas
- Streamlined merchandising, sales and customer service divisions
- Focus on core profitable customers and product lines
  - WPH has implemented a more customer-focused organizational structure with the intent of expanding key customer relationships and rebuilding the company's sales backlog
  - Realizing success placing new brands with top retailers
  - Continued strength with institutional customers
- Consolidation opportunity in fragmented industry

Historical Segment Financial Summary

Home Fashion Segment	FYE December 31,			LTM September 30,
($ millions)	2012	2013	2014	2015
Select Income Statement Data:				
Total revenues	$231	$187	$181	$192
Adjusted EBITDA	(3)	1	5	5
Net income	(27)	(16)	2	(4)
Adjusted EBITDA attrib. to IEP	($3)	$1	$5	$5
Net income attrib. to IEP	(27)	(16)	2	(4)
Select Balance Sheet Data[1]:				
Total assets	$291	$222	$208	$207
Equity attributable to IEP	256	191	180	177

(1) Balance Sheet data as of the end of each respective fiscal period.

28

Financial Performance 29

Financial Performance Adjusted EBITDA Attributable to Icahn Enterprises Equity Attributable to Icahn Enterprises 30 $1,546 $1,899 $1,013 $937 FYE 2012 FYE 2013 FYE 2014 LTM 2015 $4,669 $6,092 $5,443 $5,140 As of 12/31/12 As of 12/31/13 As of 12/31/14 As of 9/30/15 (1) (1) Last twelve months ended September 30, 2015 LTM September 30, As of September 30, ($ in millions) 2012 2013 2014 2015 ($ in millions) 2012 2013 2014 2015 Adjusted EBITDA attributable to Icahn Enterprises Equity attributable to Icahn Enterprises Investment $158 $816 ($162) ($418) Investment $2,387 $3,696 $4,284 $4,168 Automotive 390 462 497 474 Automotive 860 1,660 1,231 1,655 Energy 787 556 415 476 Energy 2,383 1,926 1,612 1,751 Metals (16) (18) (15) (26) Metals 338 273 250 222 Railcar 77 111 269 310 Railcar 257 591 711 726 Gaming 54 45 66 90 Gaming 379 392 578 601 Mining - - - (4) Mining - - - 234 Food Packaging 41 50 47 44 Food Packaging (3) 55 30 28 Real Estate 47 46 46 42 Real Estate 763 711 693 658 Home Fashion (3) 1 5 5 Home Fashion 256 191 180 177 Holding Company 11 (170) (155) (56) Holding Company (2,951) (3,403) (4,126) (5,080) Total $1,546 $1,899 $1,013 $937 Total $4,669 $6,092 $5,443 $5,140 FYE December 31, As of December 31,

Consolidated Financial Snapshot ($Millions) 31 LTM September 30, 2012 2013 2014 2015 Revenues: Investment $398 $2,031 ($218) ($666) Automotive 6,677 6,876 7,324 7,676 Energy 5,519 9,063 9,292 6,260 Metals 1,103 929 711 451 Railcar 799 744 809 850 Gaming 611 571 849 854 Mining 0 0 0 16 Food Packaging 341 346 346 340 Real Estate 88 85 101 127 Home Fashion 231 187 181 192 Holding Company 29 (150) (238) (27) $15,796 $20,682 $19,157 $16,073 Adjusted EBITDA: Investment $374 $1,912 ($385) ($891) Automotive 513 591 624 592 Energy 977 869 716 835 Metals (16) (18) (15) (26) Railcar 279 311 415 480 Gaming 79 66 99 131 Mining 0 0 0 (5) Food Packaging 57 67 66 62 Real Estate 47 46 46 42 Home Fashion (3) 1 5 5 Holding Company 11 (170) (155) (56) Consolidated Adjusted EBITDA $2,318 $3,675 $1,416 $1,169 Less: Adjusted EBITDA attrib. to NCI (772) (1,776) (403) (232) Adjusted EBITDA attrib. to IEP $1,546 $1,899 $1,013 $937 Capital Expenditures $936 $1,161 $1,411 $1,492 FYE December 31,

Strong Balance Sheet

($Millions)

	As of September 30, 2015											
	Investment	Automotive	Energy	Metals	Railcar	Gaming	Mining	Food Packaging	Real Estate	Home Fashion	Holding Company	Consolidated
Assets												
Cash and cash equivalents	$11	$235	$1,012	$6	$271	$223	$28	$43	$16	$14	$182	$2,041
Cash held at consolidated affiliated partnerships and restricted cash	1,366	-	-	4	45	14	1	1	2	5	3	1,441
Investments	13,150	280	-	-	29	29	-	-	-	-	173	13,661
Accounts receivable, net	-	1,529	133	39	52	9	4	65	7	38	-	1,876
Inventories, net	-	1,675	285	53	126	-	37	76	-	66	-	2,318
Property, plant and equipment, net	-	2,379	2,691	142	2,741	743	295	151	614	72	3	9,831
Goodwill and intangible assets, net	-	1,881	1,170	7	7	74	6	8	51	3	-	3,207
Other assets	947	465	119	23	99	205	20	86	18	9	86	2,077
Total Assets	$15,474	$8,444	$5,410	$274	$3,370	$1,297	$391	$430	$708	$207	$447	$36,452
Liabilities and Equity												
Accounts payable, accrued expenses and other liabilities	$686	$2,137	$1,402	$49	$319	$135	$48	$66	$21	$30	$38	$4,931
Securities sold, not yet purchased, at fair value	1,237	-	-	-	-	-	-	-	-	-	-	1,237
Due to brokers	4,504	-	-	-	-	-	-	-	-	-	-	4,504
Post-employment benefit liability	-	1,253	-	2	8	-	-	49	-	-	-	1,312
Debt	-	3,025	674	1	2,361	293	39	271	29	-	5,489	12,182
Total liabilities	6,427	6,415	2,076	52	2,688	428	87	386	50	30	5,527	24,166
Equity attributable to Icahn Enterprises	4,168	1,655	1,751	222	726	601	234	28	658	177	(5,080)	5,140
Equity attributable to non-controlling interests	4,879	374	1,583	-	(44)	268	70	16	-	-	-	7,146
Total equity	9,047	2,029	3,334	222	682	869	304	44	658	177	(5,080)	12,286
Total liabilities and equity	$15,474	$8,444	$5,410	$274	$3,370	$1,297	$391	$430	$708	$207	$447	$36,452

32

IEP Summary Financial Information

- Significant Valuation demonstrated by market value of IEP's public subsidiaries and Holding Company interest in Funds and book value or market comparables of other assets

($ Millions)

	As of				
	Sept 30 2014	Dec 31 2014	March 31 2015	June 30 2015	Sept 30 2015
Market-valued Subsidiaries:					
Holding Company interest in Funds (1)	$4,824	$4,284	$4,470	$4,646	$4,168
CVR Energy (2)	3,185	2,756	3,030	2,680	2,923
CVR Refining - direct holding (2)	140	101	124	110	115
Federal-Mogul (2)	1,801	1,949	1,845	1,573	947
American Railcar Industries (2)	878	611	590	577	429
Total market-valued subsidiaries	$10,827	$9,701	$10,059	$9,586	$8,581
Other Subsidiaries					
Tropicana (3)	$468	$497	$560	$613	$739
Viskase (3)	246	246	210	217	206
Real Estate Holdings (1)	732	693	720	692	658
PSC Metals (1)	262	250	234	242	222
WestPoint Home (1)	194	180	179	179	177
ARL (4)	908	944	977	964	979
Ferrous Resources (1)	-	-	-	241	234
IEH Auto (1)	-	-	-	334	330
Total - other subsidiaries	$2,810	$2,810	$2,880	$3,482	$3,546
Add: Holding Company cash and cash equivalents (5)	1,074	1,123	826	222	182
Less: Holding Company debt (5)	(5,486)	(5,486)	(5,488)	(5,488)	(5,489)
Add: Other Holding Company net assets (5)	1	237	42	164	261
Indicative Net Asset Value	**$9,225**	**$8,385**	**$8,319**	**$7,966**	**$7,081**

Note: Indicative net asset value does not purport to reflect a valuation of IEP. The calculated indicative net asset value does not include any value for our Investment Segment other than the fair market value of our investment in the Investment Funds. A valuation is a subjective exercise and indicative net asset value does not necessarily consider all elements or consider in the adequate proportion the elements that could affect the valuation of IEP. Investors may reasonably differ on what such elements are and their impact on IEP. No representation or assurance, express or implied is made as to the accuracy and correctness of indicative net asset value as of these dates or with respect to any future indicative or prospective results which may vary.

(1) Represents equity attributable to us as of each respective date.
(2) Based on closing share price on each date and the number of shares owned by the Holding Company as of each respective date.
(3) Amounts based on market comparables due to lack of material trading volume. Tropicana valued at 7.5x Adjusted EBITDA for the twelve months ended September 30, 2014 and December 31, 2014, 8.0x Adjusted EBITDA for the twelve months ended March 31, 2015 and June 30, 2015, and 8.5x Adjusted EBITDA for the twelve months ended September 30, 2015. Viskase valued at 9.0x Adjusted EBITDA for the twelve months ended September 30, 2014, December 31. 2014, March 31, 2015, June 30, 2015 and September 30, 2015.
(4) Represents the estimated present value of projected cash flows from leased railcars plus working capital. Our estimate of present value of projected cash flows is based upon the contractual remaining rental income of current leases, and assumes future renewal rates based on historical and current market data for the remaining useful lives of the railcars. The average lease contract for a railcar is approximately five to seven years, and early terminations have historically been infrequent. This estimated present value of projected cash flows used in our asset valuation may differ materially from actual future cash flows and do not represent guarantees of production or cash flows.
(5) Holding Company's balance as of each respective date.

33

Appendix — Adjusted EBITDA & Adjusted Net Income Reconciliations 34

Adjusted EBITDA Reconciliation by Segment – Last Twelve Months Ended September 30, 2015

($Millions)

	Investment	Automotive	Energy	Metals	Railcar	Gaming	Mining	Food Packaging	Real Estate	Home Fashion	Holding Company	Consolidated
Adjusted EBITDA:												
Net income (loss)	($1,414)	($118)	$165	($34)	$215	$250	($13)	$9	$61	($4)	($196)	($1,079)
Interest expense, net	522	137	44	-	75	11	-	12	3	-	288	1,092
Income tax expense (benefit)	-	94	60	(24)	68	(142)	1	4	-	-	(146)	(85)
Depreciation, depletion and amortization	-	341	229	29	121	60	4	21	21	7	-	833
EBITDA before non-controlling interests	($892)	$454	$498	($29)	$479	$179	($8)	$46	$85	$3	($54)	$761
Impairment of assets	-	31	103	3	-	-	-	-	2	-	-	139
Restructuring costs	-	80	-	-	-	-	-	-	-	-	-	80
Non-service cost of U.S. based pension	-	(2)	-	-	-	-	-	2	-	-	-	-
FIFO impact unfavorable	-	-	190	-	-	-	-	-	-	-	-	190
Certain share-based compensation expense	-	(1)	11	-	(1)	-	-	-	-	-	-	9
Major scheduled turnaround expense	-	-	25	-	-	-	-	-	-	-	-	25
Expenses related to certain acquisitions	-	(8)	-	-	-	-	-	-	-	-	-	(8)
Net loss on extinguishment of debt	-	-	-	-	2	-	-	-	-	-	-	2
Unrealized gain on certain derivatives	-	-	33	-	-	-	-	-	-	-	-	33
Other	1	38	(25)	-	-	(48)	3	14	(45)	2	(2)	(62)
Adjusted EBITDA before non-controlling interests	($891)	$592	$835	($26)	$480	$131	($5)	$62	$42	$5	($56)	$1,169
Adjusted EBITDA attributable to IEP:												
Net income (loss)	($660)	($112)	$91	($34)	$140	$173	($10)	$6	$61	($4)	($196)	($545)
Interest expense, net	242	112	24	-	54	7	-	9	3	-	288	739
Income tax expense (benefit)	-	86	54	(24)	34	(98)	1	3	-	-	(146)	(90)
Depreciation, depletion and amortization	-	278	125	29	81	41	3	15	21	7	-	600
EBITDA attributable to Icahn Enterprises	($418)	$364	$294	($29)	$309	$123	($6)	$33	$85	$3	($54)	$704
Impairment of assets	-	24	45	3	-	-	-	-	2	-	-	74
Restructuring costs	-	64	-	-	-	-	-	-	-	-	-	64
Non-service cost of U.S. based pension	-	(3)	-	-	-	-	-	1	-	-	-	(2)
FIFO impact unfavorable	-	-	110	-	-	-	-	-	-	-	-	110
Certain share-based compensation expense	-	(4)	9	-	-	-	-	-	-	-	-	5
Major scheduled turnaround expense	-	-	14	-	-	-	-	-	-	-	-	14
Expenses related to certain acquisitions	-	(6)	-	-	-	-	-	-	-	-	-	(6)
Net loss on extinguishment of debt	-	-	-	-	1	-	-	-	-	-	-	1
Unrealized gain on certain derivatives	-	-	19	-	-	-	-	-	-	-	-	19
Other	-	35	(15)	-	-	(33)	2	10	(45)	2	(2)	(46)
Adjusted EBITDA attributable to Icahn Enterprises	($418)	$474	$476	($26)	$310	$90	($4)	$44	$42	$5	($56)	$937

35

Adjusted EBITDA Reconciliation by Segment – Nine Months Ended September 30, 2015 ($Millions) 36 Investment Automotive Energy Metals Railcar Gaming Mining Food Packaging Real Estate Home Fashion Holding Company Consolidated Adjusted EBITDA: Net income (loss) ($263) $0 $347 ($22) $154 $33 ($13) $2 $55 ($3) ($267) $23 Interest expense, net 412 103 35 - 59 8 - 9 2 - 214 842 Income tax expense (benefit) - 30 87 (17) 50 23 1 5 - - 5 184 Depreciation, depletion and amortization - 257 172 22 93 46 4 15 16 5 - 630 EBITDA before non-controlling interests $149 $390 $641 ($17) $356 $110 ($8) $31 $73 $2 ($48) $1,679 Impairment of assets - 10 - - - - - - - - - 10 Restructuring costs - 57 - - - - - - - - - 57 Non-service cost of U.S. based pension - (1) - - - - - 2 - - - 1 FIFO impact unfavorable - - 35 - - - - - - - - 35 Certain share-based compensation expense - (1) 9 - - - - - - - - 8 Major scheduled turnaround expense - - 24 - - - - - - - - 24 Expenses related to certain acquisitions - 7 - - - - - - - - - 7 Net loss on extinguishment of debt - - - - 2 - - - - - - 2 Unrealized gain on certain derivatives - - 18 - - - - - - - - 18 Other 1 12 (25) (1) - 3 3 12 (41) 2 (2) (36) Adjusted EBITDA before non-controlling interests $150 $474 $702 ($18) $358 $113 ($5) $45 $32 $4 ($50) $1,805 Adjusted EBITDA attributable to IEP: Net income (loss) ($119) ($4) $181 ($22) $98 $23 ($10) $1 $55 ($3) ($267) ($67) Interest expense, net 190 84 19 - 42 5 - 7 2 - 214 563 Income tax expense (benefit) - 24 75 (17) 25 16 1 4 - - 5 133 Depreciation, depletion and amortization - 211 94 22 63 31 3 11 16 5 - 456 EBITDA attributable to Icahn Enterprises $71 $315 $369 ($17) $228 $75 ($6) $23 $73 $2 ($48) $1,085 Impairment of assets - 8 - - - - - - - - - 8 Restructuring costs - 47 - - - - - - - - - 47 Non-service cost of U.S. based pension - (1) - - - - - 1 - - - - FIFO impact unfavorable - - 20 - - - - - - - - 20 Certain share-based compensation expense - (1) 8 - - - - - - - - 7 Major scheduled turnaround expense - - 13 - - - - - - - - 13 Expenses related to certain acquisitions - 6 - - - - - - - - - 6 Net loss on extinguishment of debt - - - - 1 - - - - - - 1 Unrealized gain on certain derivatives - - 11 - - - - - - - - 11 Other - 10 (15) (1) - 2 2 9 (41) 2 (2) (34) Adjusted EBITDA attributable to Icahn Enterprises $71 $384 $406 ($18) $229 $77 ($4) $33 $32 $4 ($50) $1,164

Adjusted EBITDA Reconciliation by Segment – Nine Months Ended September 30, 2014

($Millions)

	Investment	Automotive	Energy	Metals	Railcar	Gaming	Mining	Food Packaging	Real Estate	Home Fashion	Holding Company	Consolidated
Adjusted EBITDA:												
Net income (loss)	$467	$28	$350	($13)	$127	$52	$0	$2	$16	$3	($459)	$573
Interest expense, net	189	89	26		41	8	-	11	2	-	216	582
Income tax expense (benefit)	-	27	100	(11)	38	18	-	4	-	-	(10)	166
Depreciation, depletion and amortization	-	251	162	19	78	36	-	16	17	5	-	584
EBITDA before non-controlling interests	$656	$395	$638	($5)	$284	$114	$0	$33	$35	$8	($253)	$1,905
Impairment of assets	-	3	-	-	-		-	-	3	-	-	6
Restructuring costs	-	63	-	-	-	-	-	-	-	(2)	-	61
Non-service cost of U.S. based pension	-	(5)	-	-	-	-	-	(1)	-	-	-	(6)
FIFO impact unfavorable	-	-	6	-	-	-	-	-	-	-	-	6
Certain share-based compensation expense	-	(4)	11	-	4	-		-	-	-	-	11
Major scheduled turnaround expense	-	-	6	-	-	-	-	-	-	-	-	6
Expenses related to certain acquisitions	-	15	-	-	-	-	-	-	-	-	-	15
Net loss on extinguishment of debt	-	36	-	-	2	-	-	16	-	-	108	162
Unrealized gain on certain derivatives	-	-	(78)	-	-	-	-	-	-	-	-	(78)
Other	-	3	-	(2)	3	(33)	-	1	(2)	(2)	(4)	(36)
Adjusted EBITDA before non-controlling interests	$656	$506	$583	($7)	$293	$81	$0	$49	$36	$4	($149)	$2,052
Adjusted EBITDA attributable to IEP:												
Net income (loss)	$236	$21	$185	($13)	$80	$35	$0	$1	$16	$3	($459)	$105
Interest expense, net	91	71	15	-	30	5	-	8	2	-	216	438
Income tax expense (benefit)	-	18	85	(11)	17	12	-	3	-	-	(10)	114
Depreciation, depletion and amortization	-	203	93	19	56	24	-	12	17	5	-	429
EBITDA attributable to Icahn Enterprises	$327	$313	$378	($5)	$183	$76	$0	$24	$35	$8	($253)	$1,086
Impairment of assets	-	3	-	-	-		-	-	3	-	-	6
Restructuring costs	-	52	-	-	-	-	-	-	-	(2)	-	50
Non-service cost of U.S. based pension	-	(3)	-	-	-	-	-	(1)	-	-	-	(4)
FIFO impact unfavorable	-	-	4	-	-	-	-	-	-	-	-	4
Certain share-based compensation expense	-	-	8	-	2	-		-	-	-	-	10
Major scheduled turnaround expense	-	-	4	-	-	-	-	-	-	-	-	4
Expenses related to certain acquisitions	-	12	-	-	-	-	-	-	-	-	-	12
Net loss on extinguishment of debt	-	31	-	-	1	-	-	12	-	-	108	152
Unrealized gain on certain derivatives	-	-	(49)	-	-	-	-	-	-	-	-	(49)
Other	-	(1)	-	(2)	2	(23)	-	1	(2)	(2)	(4)	(31)
Adjusted EBITDA attributable to Icahn Enterprises	$327	$407	$345	($7)	$188	$53	$0	$36	$36	$4	($149)	$1,240

37

Adjusted EBITDA Reconciliation by Segment – Year Ended December 31, 2014

($Millions)

	Investment	Automotive	Energy	Metals	Railcar	Gaming	Food Packaging	Real Estate	Home Fashion	Holding Company	Consolidated
Adjusted EBITDA:											
Net income (loss)	($684)	($90)	$168	($25)	$188	$269	$9	$22	$2	($388)	($529)
Interest expense, net	299	123	35	-	57	11	14	3	-	290	832
Income tax expense (benefit)	-	91	73	(18)	56	(147)	3	-	-	(161)	(103)
Depreciation, depletion and amortization	-	335	219	26	106	50	22	22	7	-	787
EBITDA before non-controlling interests	($385)	$459	$495	($17)	$407	$183	$48	$47	$9	($259)	$987
Impairment of assets	-	24	103	3	-	-	-	5	-	-	135
Restructuring costs	-	86	-	-	-	-	-	-	(2)	-	84
Non-service cost of U.S. based pension	-	(6)	-	-	-	-	(1)	-	-	-	(7)
FIFO impact unfavorable	-	-	161	-	-	-	-	-	-	-	161
Certain share-based compensation expense	-	(4)	13	-	3	-	-	-	-	-	12
Major scheduled turnaround expense	-	-	7	-	-	-	-	-	-	-	7
Net loss on extinguishment of debt	-	36	-	-	2	-	16	-	-	108	162
Unrealized gain on certain derivatives	-	-	(63)	-	-	-	-	-	-	-	(63)
Other	-	29	-	(1)	3	(84)	3	(6)	(2)	(4)	(62)
Adjusted EBITDA before non-controlling interests	($385)	$624	$716	($15)	$415	$99	$66	$46	$5	($155)	$1,416
Adjusted EBITDA attributable to IEP:											
Net income (loss)	($305)	($87)	$95	($25)	$122	$185	$6	$22	$2	($388)	($373)
Interest expense, net	143	99	20	-	42	7	10	3	-	290	614
Income tax expense (benefit)	-	80	64	(18)	26	(102)	2	-	-	(161)	(109)
Depreciation, depletion and amortization	-	270	124	26	74	34	16	22	7	-	573
EBITDA attributable to Icahn Enterprises	($162)	$362	$303	($17)	$264	$124	$34	$47	$9	($259)	$705
Impairment of assets	-	19	45	3	-		-	5	-	-	72
Restructuring costs	-	69	-	-	-	-	-	-	(2)	-	67
Non-service cost of U.S. based pension	-	(5)	-	-	-	-	(1)	-	-	-	(6)
FIFO impact unfavorable	-	-	94	-	-	-	-	-	-	-	94
Certain share-based compensation expense	-	(3)	9	-	2	-	-	-	-	-	8
Major scheduled turnaround expense	-	-	5	-	-	-	-	-	-	-	5
Net loss on extinguishment of debt	-	31	-	-	1	-	12	-	-	108	152
Unrealized gain on certain derivatives	-	-	(41)	-	-	-	-	-	-	-	(41)
Other	-	24	-	(1)	2	(58)	2	(6)	(2)	(4)	(43)
Adjusted EBITDA attributable to Icahn Enterprises	($162)	$497	$415	($15)	$269	$66	$47	$46	$5	($155)	$1,013

38

Adjusted EBITDA Reconciliation by Segment – Year Ended December 31, 2013

($Millions)

	Investment	Automotive	Energy	Metals	Railcar	Gaming	Food Packaging	Real Estate	Home Fashion	Holding Company	Consolidated
Adjusted EBITDA:											
Net income (loss)	$1,902	$263	$479	($28)	$139	$19	$43	$17	($16)	($374)	$2,444
Interest expense, net	10	108	47	-	40	13	22	4	-	300	544
Income tax (benefit) expense	-	(180)	195	(20)	31	3	(51)	-	-	(96)	(118)
Depreciation, depletion and amortization	-	296	208	26	92	34	21	23	8	-	708
EBITDA before non-controlling interests	$1,912	$487	$929	($22)	$302	$69	$35	$44	($8)	($170)	$3,578
Impairment	-	8	-	2	-	3	-	2	1	-	16
Restructuring	-	40	-	-	-	-	-	-	10	-	50
Non-service cost of U.S. based pension	-	2	-	-	-	-	3	-	-	-	5
FIFO impact unfavorable	-	-	(21)	-	-	-	-	-	-	-	(21)
OPEB curtailment gains	-	(19)	-	-	-	-	-	-	-	-	(19)
Certain share-based compensation expense	-	5	18	-	5	-	-	-	-	-	28
Losses on divestitures	-	60	-	-	-	-	-	-	-	-	60
Net loss on extinguishment of debt	-	-	(5)	-	-	5	-	-	-	-	-
Unrealized gains on certain derivatives	-	-	(51)	-	-	-	-	-	-	-	(51)
Other	-	8	(1)	2	4	(11)	29	-	(2)	-	29
Adjusted EBITDA before non-controlling interests	$1,912	$591	$869	($18)	$311	$66	$67	$46	$1	($170)	$3,675
Adjusted EBITDA attributable to IEP:											
Net income (loss)	$812	$250	$289	($28)	$30	$13	$32	$17	($16)	($374)	$1,025
Interest expense, net	4	88	32	-	11	9	16	4	-	300	464
Income tax (benefit) expense	-	(191)	162	(20)	9	2	(36)	-	-	(96)	(170)
Depreciation, depletion and amortization	-	234	121	26	35	23	15	23	8	-	485
EBITDA attributable to Icahn Enterprises	$816	$381	$604	($22)	$85	$47	$27	$44	($8)	($170)	$1,804
Impairment	-	7	-	2	-	2	-	2	1	-	14
Restructuring	-	31	-	-	-	-	-	-	10	-	41
Non-service cost of U.S. based pension	-	2	-	-	-	-	2	-	-	-	4
FIFO impact unfavorable	-	-	(15)	-	-	-	-	-	-	-	(15)
OPEB curtailment gains	-	(15)	-	-	-	-	-	-	-	-	(15)
Certain share-based compensation expense	-	4	13	-	3	-	-	-	-	-	20
Losses on divestitures	-	46	-	-	-	-	-	-	-	-	46
Net loss on extinguishment of debt	-	-	(3)	-	-	3	-	-	-	-	-
Unrealized gains on certain derivatives	-	-	(43)	-	-	-	-	-	-	-	(43)
Other	-	6	-	2	23	(7)	21	-	(2)	-	43
Adjusted EBITDA attributable to Icahn Enterprises	$816	$462	$556	($18)	$111	$45	$50	$46	$1	($170)	$1,899

39

Adjusted EBITDA Reconciliation by Segment – Year Ended December 31, 2012

($Millions)

	Investment	Automotive	Energy	Metals	Railcar	Gaming	Food Packaging	Real Estate	Home Fashion	Holding Company	Consolidated
Adjusted EBITDA:											
Net income (loss)	$372	($22)	$338	($58)	$92	$30	$6	$19	($27)	$12	$762
Interest expense, net	2	136	38	-	57	12	21	5	-	283	554
Income tax (benefit) expense	-	(29)	182	(1)	42	4	5	-	-	(284)	(81)
Depreciation, depletion and amortization	-	289	128	26	83	32	18	23	8	-	607
EBITDA before non-controlling interests	$374	$374	$686	($33)	$274	$78	$50	$47	($19)	$11	$1,842
Impairment	-	98	-	18	-	2	-	-	11	-	129
Restructuring	-	26	-	-	-	-	1	-	4	-	31
Non-service cost of U.S. based pension	-	35	-	-	-	-	3	-	-	-	38
FIFO impact unfavorable	-	-	71	-	-	-	-	-	-	-	71
OPEB curtailment gains	-	(51)	-	-	-	-	-	-	-	-	(51)
Certain share-based compensation expense	-	(4)	33	-	5	-	-	-	-	-	34
Major scheduled turnaround expense	-	-	107	-	-	-	-	-	-	-	107
Expenses related to certain acquisitions	-	-	6	-	-	-	-	-	-	-	6
Net loss on extinguishment of debt	-	-	6	-	2	2	-	-	-	-	10
Unrealized loss on certain derivatives	-	-	68	-	-	-	-	-	-	-	68
Other	-	35	-	(1)	(2)	(3)	3	-	1	-	33
Adjusted EBITDA before non-controlling interests	$374	$513	$977	($16)	$279	$79	$57	$47	($3)	$11	$2,318
Adjusted EBITDA attributable to IEP:											
Net income (loss)	$157	($24)	$263	($58)	$29	$21	$4	$19	($27)	$12	$396
Interest expense, net	1	105	31	-	8	8	15	5	-	283	456
Income tax (benefit) expense	-	(22)	149	(1)	23	3	4	-	-	(284)	(128)
Depreciation, depletion and amortization	-	224	105	26	13	22	13	23	8	-	434
EBITDA attributable to Icahn Enterprises	$158	$283	$548	($33)	$73	$54	$36	$47	($19)	$11	$1,158
Impairment	-	76	-	18	-	1	-	-	11	-	106
Restructuring	-	20	-	-	-	-	1	-	4	-	25
Non-service cost of U.S. based pension	-	27	-	-	-	-	2	-	-	-	29
FIFO impact unfavorable	-	-	58	-	-	-	-	-	-	-	58
OPEB curtailment gains	-	(40)	-	-	-	-	-	-	-	-	(40)
Certain share-based compensation expense	-	(3)	27	-	3	-	-	-	-	-	27
Major scheduled turnaround expense	-	-	88	-	-	-	-	-	-	-	88
Expenses related to certain acquisitions	-	-	4	-	-	-	-	-	-	-	4
Net loss on extinguishment of debt	-	-	5	-	1	1	-	-	-	-	7
Unrealized loss on certain derivatives	-	-	57	-	-	-	-	-	-	-	57
Other	-	27	-	(1)	-	(2)	2	-	1	-	27
Adjusted EBITDA attributable to Icahn Enterprises	$158	$390	$787	($16)	$77	$54	$41	$47	($3)	$11	$1,546

40

Adjusted net income attributable to Icahn Enterprises reconciliation 41 ($ in millions) 2015 2014 2015 2014 Net (loss) income attributable to Icahn Enterprises ($440) ($355) ($67) $105 Loss on extinguishment of debt attributable to Icahn Enterprises - - 1 152 Adjusted net (loss) income attributable to Icahn Enterprises ($440) ($355) ($66) $257 Three Months Ended September 30, Nine Months Ended September 30, The following is a reconciliation of net income attributable to Icahn Enterprises, presented and reported in accordance with U.S. generally accepted accounting principles, to adjusted net income attributable to Icahn Enterprises, adjusted for gains or losses on extinguishment of debt attributable to Icahn Enterprises: